                                                                    EXHIBIT 10.2

                          TRANSITION SERVICES AGREEMENT

                                     between

                          RELIANT ENERGY, INCORPORATED

                                       and

                             RELIANT RESOURCES, INC.

                          TRANSITION SERVICES AGREEMENT

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I             DEFINITIONS................................................................................3
         1.1          Additional Services........................................................................3
         1.2          Corporate Center Services..................................................................3
         1.3          Distribution Date..........................................................................3
         1.4          Impracticable..............................................................................3
         1.5          Information Technology Services............................................................4
         1.6          Initial Services...........................................................................4
         1.7          IPO and IPO Closing Date...................................................................4
         1.8          Liability..................................................................................4
         1.9          Providing Company..........................................................................4
         1.10         Receiving Company..........................................................................4
         1.11         REI Group..................................................................................4
         1.12         Representative.............................................................................4
         1.13         Resources Group............................................................................4
         1.14         Service....................................................................................4
         1.15         Service Level Agreements...................................................................4
         1.16         Shared Services............................................................................5
         1.17         Subsidiary.................................................................................5
         1.18         System.....................................................................................5

ARTICLE II            SERVICES...................................................................................5
         2.1          Services...................................................................................5
                      (a)     Initial Services...................................................................5
                      (b)     Final Exhibits.....................................................................5
                      (c)     Additional Services................................................................6
                      (d)     Services Performed by Others.......................................................6
                      (e)     Service Level Agreements; Effect...................................................7
                      (f)     Scaled Up or Modified Services.....................................................7
         2.2          Subsidiaries...............................................................................7
         2.3          Charges and Payment........................................................................8
                      (a)     General Principles Relating to Charges for Services................................8
                      (b)     Economic Reopener.................................................................10
                      (c)     Annual Adjustments................................................................10
                      (d)     Scaled up or Modified Services....................................................10
                      (e)     Charges for Additional Services...................................................11
                      (f)     Payment Terms.....................................................................11
                      (g)     Performance under Ancillary Agreements............................................11
                      (h)     Error Correction; True-ups; Accounting............................................11
         2.4          General Obligations; Standard of Care.....................................................12
                      (a)     Performance Metrics: Providing Company............................................12
                      (b)     Performance Metrics: Receiving Company............................................12


                      (c)     Transitional Nature of Services; Changes..........................................12
                      (d)     Responsibility for Errors; Delays.................................................12
                      (e)     Good Faith Cooperation; Consents..................................................13
                      (f)     Alternatives......................................................................13
         2.5          Certain Limitations.......................................................................13
                      (a)     Service Boundaries and Scope......................................................13
                      (b)     Impracticability..................................................................13
                      (c)     Additional Resources..............................................................14
                      (d)     No Sale, Transfer, Assignment.....................................................14
         2.6          Confidentiality...........................................................................14
                      (a)     Information Subject to Other Obligations..........................................14
                      (b)     All Information Confidential......................................................14
                      (c)     Internal Use; Title, Copies, Return...............................................14
         2.7          Term; Early Termination...................................................................15
                      (a)     Term..............................................................................15
                      (b)     Termination by Resources of Specific Service Categories...........................15
                      (c)     Termination of Less than all Services.............................................16
                      (d)     User IDs, Passwords...............................................................16
         2.8          Disclaimer of Warranties, Limitation of Liability and Indemnification.....................16
                      (a)     Disclaimer of Warranties..........................................................16
                      (b)     Limitation of Liability; Indemnification of Receiving Company.....................16
                      (c)     Limitation of Liability; Indemnification of Providing Company.....................17
                      (d)     Subrogation of Rights vis-a-vis Third Party Contractors...........................17
         2.9          Representatives...........................................................................17

ARTICLE III           MISCELLANEOUS.............................................................................18
         3.1          Taxes.....................................................................................18
         3.2          Laws and Governmental Regulations.........................................................18
         3.3          Relationship of Parties...................................................................18
         3.4          References................................................................................19
         3.5          Modification and Amendment................................................................19
         3.6          Inconsistency.............................................................................19
         3.7          Resolution of Disputes....................................................................19
         3.8          Successors and Assignment.................................................................19
         3.9          Notices...................................................................................19
         3.10         Governing Law.............................................................................20
         3.11         Severability..............................................................................20
         3.12         Counterparts..............................................................................20
         3.13         Rights of the Parties.....................................................................20
         3.14         Reservation of Rights.....................................................................20
         3.15         Entire Agreement..........................................................................20

                          TRANSITION SERVICES AGREEMENT

     THIS TRANSITION SERVICES AGREEMENT, dated as of December 31, 2000 (the "Effective Date"), is between Reliant Energy, Incorporated, a Texas corporation ("REI"), and Reliant Resources, Inc., a Delaware corporation ("Resources"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or as assigned to them in the Master Separation Agreement (as defined below).

     WHEREAS, the Board of Directors of REI has determined that it is in the best interests of REI and its shareholders to separate REI's existing businesses into two independent business groups;

     WHEREAS, in order to effectuate the foregoing, REI and Resources have entered into a Master Separation Agreement, dated as of the date hereof (the "Separation Agreement"), which provides, among other things, subject to the terms and conditions thereof, for the Separation and the IPO, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

     WHEREAS, in order to ensure an orderly transition under the Separation Agreement it will be necessary for REI to provide to Resources the Services described herein for a transitional period.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     For the purpose of this Agreement the following terms shall have the following meanings:

     1.1 ADDITIONAL SERVICES. "Additional Services" shall have the meaning set forth in subsection 2.1(c).

     1.2 CORPORATE CENTER SERVICES. "Corporate Center Services" shall mean the Services described in Exhibit 2.1(a)(i).

     1.3 DISTRIBUTION DATE. "Distribution Date" has the meaning assigned to that term in the Separation Agreement.

     1.4 IMPRACTICABLE. "Impracticable" (and words of similar import) shall have the meaning set forth in Section 2.5(b).

     1.5 INFORMATION TECHNOLOGY SERVICES. "Information Technology Services" shall mean the Services described in the Service Level Agreements identified in
Exhibit 2.1(a)(ii).

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     1.6 INITIAL SERVICES. "Initial Services" shall have the meaning set forth in Section 2.1(a).

     1.7 IPO AND IPO CLOSING DATE. "IPO" and "IPO Closing Date" has the meaning assigned to that term in the Separation Agreement.

     1.8 LIABILITY. "Liability" has the meaning assigned to that term in the Separation Agreement.

     1.9 PROVIDING COMPANY. "Providing Company" shall mean, with respect to any particular Service, REI, or if a REI Subsidiary is identified on the applicable Exhibit as the party to provide such Service, such REI Subsidiary.

     1.10 RECEIVING COMPANY. "Receiving Company" shall mean, with respect to any particular Service, Resources or such Resources Subsidiary or Resources Subsidiaries as may be identified on the applicable Exhibit as the party to receive such Service or as Resources may hereafter designate to receive such Service.

     1.11 REI GROUP. "REI Group" shall mean REI and its Subsidiaries excluding Resources and other members of the Resources Group.

     1.12 REPRESENTATIVE. "Representative" of any party shall mean a managerial level employee appointed by such party to have the responsibilities and authority set forth in Section 2.9.

     1.13 RESOURCES GROUP. "Resources Group" shall mean Resources and its Subsidiaries.

     1.14 SERVICE. "Service" shall have the meaning set forth in Section 2.1(c).

     1.15 SERVICE LEVEL AGREEMENTS. "Service Level Agreements" shall have the meaning set forth in Section 2.1(e).

     1.16 SHARED SERVICES. "Shared Services" shall mean the Services described in Exhibit 2.1(a)(iii) and the Service Level Agreements for such Services.

     1.17 SUBSIDIARY. "Subsidiary" shall mean, with respect to REI or Resources, a corporation, partnership, limited liability company or other entity more than 50% of the voting common stock or other interests entitled to vote generally for the election of directors (or comparable governing body) is owned, directly or indirectly, by REI or Resources, respectively.

     1.18 SYSTEM. "System" shall mean the software, hardware, data store or maintenance and support components or portions of such components of a set of information technology assets identified in an Exhibit hereto.





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

                                   ARTICLE II
                                    SERVICES

          2.1 SERVICES.

          (a) INITIAL SERVICES. Except as otherwise provided herein, during the applicable term determined pursuant to Section 2.7 hereof the following "Initial Services" shall be provided by REI or other Providing Company with respect to a Service to Resources or other Receiving Company with respect to a Service:

          (i) CORPORATE CENTER SERVICES described in Exhibit 2.1(a)(i);

          (ii) INFORMATION TECHNOLOGY SERVICES described in the Service Level Agreements for the Services identified in Exhibit 2.1(a)(ii); and

          (iii) SHARED SERVICES described in Exhibit 2.1(a)(iii) and the Service Level Agreements for the Services identified therein.

          (b) FINAL EXHIBITS. The parties have made good faith efforts as of the date hereof to identify each Initial Service and complete the content of each Exhibit or Service Level Agreement pertaining to the Initial Services. To the extent an Exhibit or Service Level Agreement has not been prepared for an Initial Service or an Exhibit or Service Level Agreement is otherwise incomplete as of the date hereof, the parties shall use good faith efforts to prepare or complete Exhibits or Service Level Agreement by the IPO Closing Date. Any Services reflected on any such additional or amended Exhibit or Service Level Agreement shall be deemed an "Initial Service" as if set forth on such Exhibit as of the date hereof.

          (c) ADDITIONAL SERVICES.

          (i) From time to time after the IPO Closing Date, the parties may identify additional services that one party will provide to the other party in accordance with the terms of this Agreement (the "Additional Services" and, together with the Initial Services, the "Services"). The parties shall create an Exhibit for each Additional Service setting forth a description of the Service, the time period during which the Service will be provided, the charge for the Service and any other terms applicable thereto and obtain the approval of each party's Representative. Except as set forth in
     Section 2.1(c)(ii), the parties may, but shall not be required to, agree on Additional Services during the term of this Agreement.

          (ii) Except as set forth in the next sentence, the Providing Company shall be obligated to perform, at charges established pursuant to Section 2.3, any Additional Service that: (A) was provided by the Providing Company immediately prior to the IPO Closing Date and that Receiving Company reasonably believes was inadvertently or unintentionally omitted from the list of Initial Services or (B) is essential to effectuate an orderly transition under the Separation Agreement unless such performance would significantly disrupt Providing Company's operations or materially increase the scope of its responsibility under this Agreement. If Providing Company reasonably believes the performance of Additional Services required under the foregoing clauses (A) or (B)





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

     would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement, the Providing Company and Receiving Company shall negotiate in good faith to establish terms under which Providing Company can provide such Additional Services, but the Providing Company shall not be obligated to provide such Additional Services if, following good faith negotiation, it is unable to reach agreement on such terms.

          (d) SERVICES PERFORMED BY OTHERS. At its option, a Providing Company may cause any Service it is required to provide hereunder to be provided by another member of the REI Group or by any other Person that is providing, or may from time to time provide, the same or similar services for the Providing Company. The Providing Company shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service it causes to be so provided.

          (e) SERVICE LEVEL AGREEMENTS; EFFECT. The Service Level Agreements identified in Exhibits 2.1(a)(ii) and 2.1(a)(iii) are agreements in effect prior to the date of this Agreement for the provision of certain services by REI to Resources or the businesses that have been or are being transferred to Resources. They are referred to in this Agreement for purposes of

          (i) identifying Information Technology Services and Shared Services;

          (ii) establishing specific bases for charging for Information Technology Services and Shared Services; and

          (iii) defining performance metrics or standards and other procedures and requirements with respect to such Information Technology Services and Shared Services.

          To the extent so referred to, the applicable provisions of the Service Level Agreements are incorporated herein by reference. Except to the extent provisions thereof are so incorporated by reference herein, from and after the date of this Agreement the Service Level Agreements shall cease to have effect and shall be superseded by this Agreement.

          (f) SCALED UP OR MODIFIED SERVICES. If Resources requests the level at which any Service is to be provided to be scaled up to a level in excess of the level in effect on the IPO Closing Date (or, in the case of Corporate Center Services, such levels as may reasonably be expected to result taking into account the status of Resources as a separate public company), or a modification to any Service, Resources shall give REI such advance notice as it may reasonably require sufficient to enable REI to make any necessary preparations to perform such Services on the scaled-up or modified basis, and to develop changes in the cost-based rates for those services as described in Section 2.3(d). For purposes of this Section, the level of a Service shall be considered to be "scaled up" if providing the service at the proposed level involves an increase in personnel, equipment or other resources that is not de minimis and is not reasonably embraced by the agreed definition and scope of that Service prior to the proposed increase.

          2.2 SUBSIDIARIES. REI may cause any Service required to be provided hereunder by another member of the REI Group, but unless otherwise specified herein or on an

Exhibit hereto or a Service Level Agreement referred to in an Exhibit, REI shall be responsible for the performance of that Service by the other member of the REI Group. Resources may direct that any Service required to be provided hereunder be provided for the benefit of another member of the Resources Group, but unless specified herein or on an Exhibit hereto or a Service Level Agreement referred to in an Exhibit, Resources shall be responsible for the payment of charges and other performance required of the Receiving Company with respect to such Service.

          To the extent REI personnel who traditionally have provided services contemplated by this Agreement are transferred to a similar position with Resources or a member of the Resources Group, such personnel shall continue to provide services to Resources and, until the Distribution Date, will provide such services to REI to the extent REI requests. To the extent such transferred personnel provide services to Resources, REI shall be relieved of its obligations to provide such services to Resources under this Agreement.

          If REI personnel necessary to provide services under this Agreement are transferred to Resources before the Distribution Date and REI is thereby rendered unable to continue to provide such services as contemplated by this Agreement, REI shall be excused from its obligations to provide such services, except to the extent either (i) such services can reasonably be provided from personnel remaining with REI without an increase in costs to REI that are not subject to reimbursement under this Agreement or (ii) such services are treated as Additional Services.

          Services that Resources provides to REI prior to Distribution Date shall be treated as though Resources is the Providing Company and REI is the Receiving Company under this Agreement and REI shall compensate Resources for such services in the same manner as Resources compensates REI for similar services, and the risk allocation to Resources for such services shall be the same as the risk allocation to REI for the services.

          2.3 CHARGES AND PAYMENT.

          (a) GENERAL PRINCIPLES RELATING TO CHARGES FOR SERVICES. Subject to the specific terms of this Agreement, the Services will be charged and paid for on the same general basis as has been heretofore in effect, with the intent that such charges shall approximate the fully allocated direct and indirect costs of providing the services, including reimbursement of out-of-pocket third party costs and expenses, but without any element of profit except to the extent routinely included as a component of traditional utility cost of capital. It is the further intent of the parties that (subject as aforesaid) the fully allocated direct and indirect costs incurred by REI and its Subsidiaries in providing Services under this Agreement and similar services to other entities within the REI Group will be charged for on a basis that allocates such costs charged on a fair nondiscriminatory basis. The parties shall use good faith efforts to discuss any situation in which the actual charge for a Service is reasonably expected to exceed the estimated charge, if any, set forth on an Exhibit for a particular Service (or a Service Level Agreement referred to therein), provided, however, that charges incurred in excess of any such estimate shall not justify stopping the provision of, or payment for, Services under this Agreement.

          (i) Special Provisions for Corporate Center Services. In the case of Corporate Center Services, the costs of Services included in Exhibit 2.1(a)(i) will be direct billed on the basis of the fully allocated direct and indirect costs of providing those Services determined under the principles set forth in Section 2.3(a) where practicable. The costs of all other Corporate Center Services will be gathered in a common cost pool with similar services provided to other members of the REI Group and allocated to Resources and to other members of the REI Group pursuant to the existing methodology derived from the 1999 corporate cost allocation study conducted for REI by DMG Maximus. As is the case under the current methodology, when there is a significant increase or decrease in one or more components of the cost of providing a Service, or when a category of Services is terminated as provided in Section 2.7, an adjustment to the allocation will be made by REI to reflect such changes. Out-of-pocket costs and expenses will also be included in the charges as provided in this Section 2.3(a).

          (ii) Special Provisions for Information Technology Services. In the case of Information Technology Services, Services will be charged for initially based on the rates and usage formulas set forth in the applicable Service Level Agreements referenced in Exhibit 2.1(a)(ii), and shall be adjusted from time to time thereafter. The rates and formulas in effect at the IPO Closing Date will continue in effect until December 31, 2001, unless adjustments prior to that date are required as specified in Section 2.3(b). Out-of-pocket costs and expenses will also be included in the charges as provided in this Section 2.3(a). Subsequent to December 31, 2001, components of rates attributable to equipment usage will be adjusted to reflect compensation for depreciation and return on capital investment.

          In the case of any Services associated with facilitating the transition to an independent information technology infrastructure for Resources (as distinguished from the continuation of services of the nature heretofore provided) the scope and pricing of which has not been defined as of the IPO Closing Date, the rates therefor will be determined by REI on the basis of the same cost-based methodology underlying the pricing of other Services provided under this Agreement. REI and Resources will use their respective commercially reasonable efforts to minimize incremental costs of effecting a transition to an independent information technology infrastructure for Resources.

          It is understood that, except as otherwise provided herein or agreed in writing, the cost of buying new hardware or obtaining new software licenses specifically for the benefit of Resources shall be the responsibility of Resources.

          It is understood that REI's commitment to deliver the level of service specified in the applicable Service Level Agreements is contingent upon adherence by Resources to REI's process and technology standards as currently in effect and as subsequently modified and communicated to Resources.

          It is understood that REI is responsible for protecting the performance levels and security of existing systems and IT infrastructure. Accordingly, Resources agrees to review all modifications to any existing system currently running on REI's infrastructure and to obtain REI's approval, which shall not be unreasonably withheld, for such modifications. Similarly, Resources will review all new systems to be run on REI's infrastructure, or which connect with it, and will obtain REI's approval, which shall not be unreasonably withheld or delayed, before such systems are put in development or production.

          It is understood that the rates provided for herein are based on a continuation of REI's centralized information technology infrastructure and organization. If Resources requests changes to any Services provided that require the segmentation of REI's information technology infrastructure into multiple or independent units, REI shall have the right to elect whether or not to provide Services on such changed basis, including the right to establish the economic terms on which it is willing to provide such Services.

          (iii) Special Provisions for Shared Services. In the case of Shared Services, the Services will be charged for initially based on the rates and usage formulas set forth in the applicable Service Level Agreements referenced in Exhibit 2.1(a)(iii), and shall be adjusted from time to time thereafter, as provided herein. The rates and formulas in effect at the IPO Closing Date will continue in effect until December 31, 2001, unless adjustments prior to that date are required as specified in Section 2.3(b). Out-of-pocket costs and expenses will also be included in the charges as provided in this Section 2.3(a).

          (b) ECONOMIC REOPENER. If, in the case of any Services, events or circumstances arise which, in the opinion of the Providing Company, render the costs of providing such Services as determined under the principles set forth in
Section 2.3(a) materially different from those being charged under a specific rate or formula then in effect, the specific rate or formulas shall be equitably adjusted to take into account such events or changed circumstances and bring them into line with the general principles set forth in Section 2.3(a). Rates for a Service will also be adjusted on a pro rata basis whenever the cost of providing the Service increases by reason of the necessity to renegotiate a software license or obtain a new license as a result of the change in the relationship between the Providing Company and the entity to whom the Service is provided.

          (c) ANNUAL ADJUSTMENTS. Specific rates and formulas for Services provided hereunder shall be subject to adjustment as of January 1 in each year commencing January 1, 2002 to bring the rates and formulas into conformity with the general principles referred to in Section 2.3(a), based on estimated fixed and variable costs and budgeted usage levels for the year commencing on such January 1.

          (d) SCALED UP OR MODIFIED SERVICES. If Resources requests the scaling up or modifications of services under Section 2.1(f), REI shall determine appropriate changes in the charges for such scaled up or modified services in accordance with the general principles set forth in Section 2.3(a) and shall give notice thereof to Resources. REI shall not be required to incur costs or obligations or otherwise commit time and resources to preparation for providing such Services on the scaled up or modified basis (except to the extent necessary to make such determination of appropriate changes in the charges to be made) unless and until Resources gives REI notice that it will accept the charges for such services determined by REI in accordance with this Section 2.3(d). If the scaling up of Services requires the hiring of additional employees by





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

REI or its Subsidiaries or the procurement of additional equipment or services (other than equipment or services the full cost of which is paid or reimbursed by Resources on a current basis), REI may include in the charges for the scaled up services provisions for recovery (either as part of the periodic rate or as payments due upon termination of the Services) of (a) employee severance expenses and (b) the cost of equipment and systems which REI cannot otherwise recover following termination of the Services, in each case to the extent attributable to the scaled-up service levels. In case any scaling up or modification of services requires the incurrence of costs to implement such modification or scaling up (for example, an SAP change or payroll configuration), REI may charge Resources for such costs on an "up front" basis, in addition to any adjustments in periodic rates occasioned by such scaling up or modification.

          (e) CHARGES FOR ADDITIONAL SERVICES. Receiving Company shall pay Providing Company the charges, if any, set forth on each Exhibit hereafter created for each of the Additional Services listed therein. Charges, if any, for other Additional Services, including those required by Section 2.1(c)(ii), shall be determined according to methods in use prior to the IPO Closing Date or such other method as may be mutually agreed that ensures that Providing Company recovers costs and expenses, but without any profit except to the extent routinely included as a component of traditional utility cost of capital, in accordance with subsection 2.3(a). Notwithstanding the foregoing, however, the agreement of a party to provide or receive any Additional Service that is not required pursuant to Section 2.1(c)(ii) at any given rate or charge shall be at the sole discretion of such party.

          (f) PAYMENT TERMS. Charges and collections for Services rendered pursuant to this Agreement shall continue to be made using the SAP functionality in use as of the date of this Agreement unless and until either party elects to discontinue such procedures, in which case Providing Company shall thereafter bill Receiving Company monthly for all charges pursuant to this Agreement and Receiving Company shall pay Providing Company for all Services within thirty days after receipt of an invoice therefor. Charges shall be supported by reasonable documentation (which may be maintained in electronic form), consistent with past practices. Late payments shall bear interest at the lesser of the prime rate announced by The Chase Manhattan Bank and in effect from time to time plus two percent (2%) per annum or the maximum non-usurious rate of interest permitted by applicable law.

          (g) PERFORMANCE UNDER ANCILLARY AGREEMENTS. Notwithstanding anything to the contrary contained herein, Receiving Company shall not be charged under this Agreement for any Services that are specifically required to be performed under the Separation Agreement or any other Ancillary Agreement and any such other Services shall be performed and charged for in accordance with the terms of the Separation Agreement or such other Ancillary Agreement.

          (h) ERROR CORRECTION; TRUE-UPS; ACCOUNTING. Providing Company shall make adjustments to charges as required to reflect the discovery of errors or omissions in charges. Providing Company and Receiving Company shall conduct an annual true up process to adjust charges based on a reconciliation of differences in budgeted usage and costs with actual experience. It is the intent of the parties that such true-up process will be conducted using substantially the same process, procedures and methods of review as have been heretofore in effect. Services under this Agreement and charges therefor shall be subject to the provisions of Section 10.5 of the Separation Agreement (Audit Rights).




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

          2.4 GENERAL OBLIGATIONS; STANDARD OF CARE.

          (a) PERFORMANCE METRICS: PROVIDING COMPANY. Subject to Sections 2.3 and 2.5(c), the Providing Company shall maintain sufficient resources to perform its obligations hereunder and shall perform such obligations in a commercially reasonable manner. Specific performance metrics for the Providing Company may be set forth in Exhibits or Service Level Agreements referred to therein. Where none is set forth, the Providing Company shall provide Services in accordance with the policies, procedures and practices in effect before the date of this Agreement and shall exercise the same care and skill as it exercises in performing similar services for itself.

          (b) PERFORMANCE METRICS: RECEIVING COMPANY. Specific performance metrics for the Receiving Company may be set forth in Exhibits or Service Level Agreements referred to therein. Where none is set forth, the Receiving Company shall, in connection with receiving Services, follow the policies, procedures and practices in effect before the date of this Agreement including providing information and documentation sufficient for Providing Company to perform the Services as they were performed before the date of this Agreement and making available, as reasonably requested by the Providing Company, sufficient resources and timely decisions, approvals and acceptances in order that Providing Company may accomplish its obligations hereunder in a timely manner.

          (c) TRANSITIONAL NATURE OF SERVICES; CHANGES. The parties acknowledge the transitional nature of the Services and that Providing Company may make changes from time to time in the manner of performing the Services if Providing Company is making similar changes in performing similar services for members of its own Group and if Providing Company furnishes to Receiving Company substantially the same notice Providing Company shall provide members of its own Group respecting such changes.

          (d) RESPONSIBILITY FOR ERRORS; DELAYS. Providing Company's sole responsibility to Receiving Company:

          (i) for errors or omissions in Services, shall be to furnish correct information and/or adjustment in the Services, at no additional cost or expense to Receiving Company; provided, Receiving Company must promptly advise Providing Company of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in subsection 2.4(b); and provided, further, that the responsibility to furnish correct information or an adjustment of services at no additional cost or expense to the Receiving Company shall not be construed to require Providing Company to make any payment or incur any Liability for which it is not responsible, or with respect to which it is provided indemnity, under
     Section 2.8; and

          (ii) for failure to deliver any Service because of Impracticability, shall be to use commercially reasonable efforts, subject to subsection 2.5(b), to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

          (e) GOOD FAITH COOPERATION; CONSENTS. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, providing electronic access to systems used in connection with Services to the extent the systems in use are designed and configured to permit such access, performing true-ups and adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The costs of obtaining such consents, licenses, sublicenses or approvals shall be allocated in accordance with Section 2.3. The parties will maintain documentation supporting the information contained in the Exhibits and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

          (f) ALTERNATIVES. If Providing Company reasonably believes it is unable to provide any Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to subsection 2.4(e) or because of Impracticability, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties, the Providing Party shall use commercially reasonable efforts, subject to Section 2.5(b) and Section 2.5(c), to continue providing the Service or, in the case of Systems, to support the function to which the System relates or permit Receiving Party to have access to the System so Receiving Party can support the function itself.

          2.5 CERTAIN LIMITATIONS.

          (a) SERVICE BOUNDARIES AND SCOPE. Except as provided in an Exhibit for a specific Service or a Service Level Agreement referred to therein: (i) Providing Company shall be required to provide the Services only at the locations such Services are being provided by Providing Company for the members of the Resources Group immediately prior to the IPO Closing Date; and (ii) the Services will be available only for purposes of conducting the business of Resources and its Subsidiaries substantially in the manner it was conducted prior to the IPO Closing Date.

          (b) IMPRACTICABILITY. Providing Company shall not be required to provide any Service to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of Providing Company including unfeasible technological requirements, or to the extent the performance of such Services (i) would require Providing Company to violate any applicable laws, rules or regulations or (ii) would result in the breach of any software license or other applicable contract in effect on the date of this Agreement.

          (c) ADDITIONAL RESOURCES. Except as provided in an Exhibit for a specific Service, in providing the Services, Providing Company shall not be obligated to: (i) maintain the employment of any specific employee; (ii) purchase, lease or license any additional equipment or software; or (iii) pay any costs related to the transfer or conversion of Receiving Company's data to Receiving Company or any alternate supplier of Services.

          (d) NO SALE, TRANSFER, ASSIGNMENT. No Receiving Company may sell, transfer, assign or otherwise use the Services provided hereunder, in whole or in part, for the benefit of any Person other than a member of the Resources Group.

          2.6 CONFIDENTIALITY.

          (a) INFORMATION SUBJECT TO OTHER OBLIGATIONS. Providing Company and Receiving Company agree that all Information regarding the Services, including, but not limited to, price, costs, methods of operation, and software, and all Information provided by any Receiving Company in connection with the Services, shall be maintained in confidence and shall be subject to Sections 10.3 and
10.15 of the Separation Agreement.

          (b) ALL INFORMATION CONFIDENTIAL. Providing Company's Systems used to perform the Services provided hereunder are confidential and proprietary to Providing Company or third parties. Receiving Company shall treat these Systems and all related procedures and documentation as confidential and proprietary to Providing Company or its third party vendors.

          (c) INTERNAL USE; TITLE, COPIES, RETURN. Subject to the applicable provisions of the Intellectual Property Agreement governing ownership, use and licensing of Intellectual Property, Receiving Company agrees that:

          (i) all Systems, procedures and related materials provided to Receiving Company are for Receiving Company's internal use only and only as related to the Services or any of the underlying Systems used to provide the Services;

          (ii) title to all Systems used in performing the Services provided hereunder shall remain in Providing Company or its third party vendors;

          (iii) Receiving Company shall not copy, modify, reverse engineer, decompile or in any way alter Systems without Providing Company's express written consent; and

          (iv) Upon the termination of any of the Services, Receiving Company shall return to Providing Company, as soon as practicable, any equipment or other property of Providing Company relating to the Services which is owned or leased by it and is or was in Receiving Company's possession or control.

          2.7 TERM; EARLY TERMINATION.

          (a) TERM. The term of this Agreement shall commence on the date hereof and shall remain in effect through December 31, 2004 or until such earlier time as all Services are terminated as provided in this Section. This Agreement may be extended by the parties in writing either in whole or with respect to one or more of the Services, provided, however, that such extension shall only apply to the Service for which the Agreement was extended. Except as otherwise provided on an Exhibit for a particular Service, the obligation to provide Corporate Center Services shall terminate on the Distribution Date. The parties may agree on an earlier expiration date respecting a specific Service by specifying such date on the Exhibit for that Service. Services shall be provided up to and including the date set forth in the applicable Exhibit, subject to earlier termination as provided herein.

          (b) TERMINATION BY RESOURCES OF SPECIFIC SERVICE CATEGORIES. Resources may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to the Providing Party as follows:

          (i) for Corporate Center Services, except to the extent otherwise provided in Exhibit 2.1(a)(i), a terminated category of Services must include all Services included in one of the nine major service categories specified in Exhibit 2.1(a)(i), and notice of termination thereof must be given at least 30 days in advance of the effective date of the termination.

          (ii) for Information Technology Services, except to the extent otherwise provided in a Service Level Agreement referred to in Exhibit 2.1(a)(ii), a terminated category of Services must include one of the thirteen major service categories specified in Exhibit 2.1(a)(ii), in its entirety, and a notice of termination must be given at least 90 days in advance of the effective date of the termination except for SAP services and systems. SAP-related applications and services shall be subject to termination in accordance with a SAP separation plan to be mutually developed by Resources and REI as hereinafter provided. Resources will propose a SAP separation plan to REI no later than March 1, 2001. This plan will specify notice periods, processes and other terms for terminating SAP applications and services. REI will review and propose modifications to this plan within 30 days of receipt. Both Resources and REI will act reasonably and in good faith with the objective of having a mutually agreed upon SAP separation plan in effect by April 15, 2001. Such plan may be modified from time to time by mutual agreement. In the event that a mutually agreed upon SAP separation plan is not in effect at any time at which Resources requests termination of SAP applications and services, both parties will use commercially reasonable efforts to terminate such services as quickly as possible without the incurrence of unnecessary costs or jeopardizing REI's infrastructure or other applications.

          (iii) for Shared Services, except to the extent otherwise provided in a Service Level Agreement referred to in Exhibit 2.1(a)(iii), a terminated category of Services must include a complete service function specified in
     Exhibit 2.7(b)(iii) and advance notice of termination for that function must be given no later than the date specified in Exhibit 2.7(b)(iii).

          (c) TERMINATION OF LESS THAN ALL SERVICES. In the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

          (d) USER IDS, PASSWORDS. The parties shall use good faith efforts at the termination or expiration of this Agreement or any specific Exhibit hereto, to ensure that all user IDs and passwords are canceled and, subject to Section 2.6(c), that any data pertaining solely to the other parties are deleted or removed from Systems.

          2.8 DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION.

          (a) DISCLAIMER OF WARRANTIES. REI AND ITS SUBSIDIARIES DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. REI AND ITS SUBSIDIARIES MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

          (b) LIMITATION OF LIABILITY; INDEMNIFICATION OF RECEIVING COMPANY. REI and its Subsidiaries shall have no Liability to any Receiving Company with respect to its furnishing any of the Services hereunder except for Liabilities arising out of or resulting from the gross negligence or willful misconduct occurring after the IPO Closing Date of the Providing Company or any member of the REI Group. REI will indemnify, defend and hold harmless each Receiving Company in respect of all such Liabilities arising out of or resulting from such gross negligence or willful misconduct. Such indemnification obligation shall be a Liability of REI for purposes of the Separation Agreement and the provisions of Article III of the Separation Agreement with respect to indemnification shall govern with respect thereto. IN NO EVENT SHALL REI OR ANY MEMBER OF THE REI GROUP HAVE ANY LIABILITY UNDER THIS AGREEMENT OR OTHERWISE ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF, OR THE FAILURE TO PERFORM, SERVICES FOR LOSS OF ANTICIPATED PROFITS BY REASON OF ANY BUSINESS INTERRUPTION, FACILITY SHUTDOWN OR NON-OPERATION, LOSS OF DATA OR OTHERWISE OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT CAUSED BY OR RESULTING FROM NEGLIGENCE, INCLUDING GROSS NEGLIGENCE, OR BREACH OF OBLIGATIONS HEREUNDER AND WHETHER OR NOT REI OR ANY MEMBER OF THE REI GROUP WAS INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES.

          (c) LIMITATION OF LIABILITY; INDEMNIFICATION OF PROVIDING COMPANY. Resources shall indemnify and hold harmless REI and any other applicable Providing Company in respect of all Liabilities arising out of or resulting from Providing Company's furnishing or failing to furnish the Services provided for in this Agreement, other than Liabilities arising out of or resulting from the gross negligence or willful misconduct of the Providing Company or any other member of the REI Group. The provisions of this indemnity shall apply only to losses which relate directly to the provision of Services. Such indemnification obligation shall be a Liability of Resources for purposes of the Separation Agreement and the provisions of Article III of the Separation Agreement with respect to indemnification shall govern with respect thereto. IN NO EVENT SHALL RESOURCES OR ANY MEMBER OF THE RESOURCES GROUP HAVE ANY LIABILITY UNDER THIS AGREEMENT OR OTHERWISE ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF, OR THE FAILURE TO PERFORM, SERVICES FOR LOSS OF ANTICIPATED PROFITS BY REASON OF ANY BUSINESS INTERRUPTION, FACILITY SHUTDOWN OR NON-OPERATION, LOSS OF DATA OR OTHERWISE OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT CAUSED BY OR RESULTING FROM NEGLIGENCE, INCLUDING GROSS NEGLIGENCE, OR BREACH OF OBLIGATIONS HEREUNDER AND WHETHER OR NOT RESOURCES OR ANY MEMBER OF THE RESOURCES GROUP WAS INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES.

          (d) SUBROGATION OF RIGHTS VIS-A-VIS THIRD PARTY CONTRACTORS. In the event any Liability arises from the performance of Services hereunder by a third party contractor, the Receiving Company shall be subrogated to such rights, if any, as the Providing Company may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of the Receiving Company. Subrogation under this Section 2.8(d) shall not affect the obligation of Providing Company to perform Services under this Agreement.

          2.9 REPRESENTATIVES. The parties shall each appoint one or more Representatives to facilitate communications and performance under this Agreement. The maximum number of Representatives for each party shall be three, one for each of the three principal categories specified in Section 2.1(a). Each party may treat an act of a Representative of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Representative had authority to so act. Each party shall have the right at any time and from time to time to replace any of its Representatives by giving notice in writing to the other party setting forth the name of (i) each Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement (or matters relating to one or more categories specified in Section 2.1(a)). Each Representative is hereby authorized by the party he or she represents to approve the establishment of new or modifications to existing Exhibits for Initial Services before or after the IPO Closing Date and the addition of new Exhibits for Additional Services after the IPO Closing Date.

                                  ARTICLE III
                                  MISCELLANEOUS

          3.1 TAXES. (a) General. Resources and its Subsidiaries shall bear all taxes, duties and other similar charges (and any related interest and penalties), imposed as a result of their receipt of Services under this Agreement, including any tax which a Receiving Company is required to withhold or deduct from payments to a Providing Company, except any net income tax imposed upon Providing Company by the country of its incorporation or any governmental entity within its country of incorporation.

          (b) Sales Tax Liability and Payment. Notwithstanding Section 3.1(a), each Receiving Company is liable for and will indemnify and hold harmless any Providing Company from all sales, use and similar taxes (plus any penalties, fines or interest thereon) (collectively, "Sales Taxes") assessed, levied or imposed by any governmental or taxing authority on the providing of Services by the Providing Company to the Receiving Company. The Providing Company shall collect from the Receiving Company any Sales Tax that is due on the Service it provides to such Receiving Company and shall pay such Sales Tax so collected to the appropriate governmental or taxing authority.

          3.2 LAWS AND GOVERNMENTAL REGULATIONS. Receiving Company shall be responsible for (i) compliance with all laws and governmental regulations affecting its business and (ii) any use Receiving Company may make of the Services to assist it in complying with such laws and governmental regulations. The provision of Services shall comply, to the extent applicable, with REI's Internal Code of Conduct. Providing Company shall comply with all laws and governmental regulations applicable to the provision of Services.

          3.3 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

          3.4 REFERENCES. All reference to Sections, Articles, Exhibits or Schedules contained herein mean Sections, Articles, Exhibits or Schedules of or to this Agreement, as the case may be, unless otherwise stated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of the singular herein shall be deemed to be or include the plural (and vice versa) whenever appropriate. The use of the words "hereof", "herein", "hereunder", and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise. The word "or" shall not be exclusive; "may not" is prohibitive and not permissive.

          3.5 MODIFICATION AND AMENDMENT. Except for modifications to Exhibits, which may be made by Representatives pursuant to Section 2.9 hereof, this Agreement may not be modified or amended, or any provision waived, except in the manner set forth in the Separation Agreement.

          3.6 INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and any of the Exhibits hereto, the terms of this Agreement, other than charges, shall control.

          3.7 RESOLUTION OF DISPUTES. If a dispute, claim or controversy results from or arises out of or in connection with this Agreement or the performance of, or failure to perform, the Services, the parties agree to use the procedures set forth in Article IX of the Separation Agreement, in lieu of other available remedies, to resolve the same.

          3.8 SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as contemplated by Section 2.2, no party shall assign this Agreement or any rights herein without the prior written consent of the other party, which may be withheld for any or no reason.

          3.9 NOTICES. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or
(ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or other generally accepted means of electronic transmission, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii) or (iii)), addressed to the attention of the addressee's General Counsel at the address of its principal executive office or to such other address or facsimile number for a party as it shall have specified by like notice.

          3.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          3.11 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted.

          3.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

          3.13 RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity, other than the parties and to the extent provided herein their respective Subsidiaries, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

          3.14 RESERVATION OF RIGHTS. The waiver by either party of any of its rights or remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other rights or remedies which that party shall have available to it, nor shall such waiver operate to waive the party's rights to any remedies due to a future breach, whether of a similar or different nature. The failure or delay of a party in exercising any rights granted to it hereunder shall not constitute a waiver of any such right and that party may exercise that right at any time. Any single or partial exercise of any particular right by a party shall exhaust the same or constitute a waiver of any other right.

          3.15 ENTIRE AGREEMENT. All understandings, representations, warranties and agreements, if any, heretofore existing between the parties regarding the subject matter hereof are merged into this Agreement, which fully and completely express the agreement of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Transition Services Agreement as of the date first above written.

                                    RELIANT ENERGY, INCORPORATED




                                    By: /s/ David M. McClanahan
                                        -----------------------------------
                                        David M. McClanahan
                                        Vice Chairman

                                    RELIANT RESOURCES, INC.




                                    By: /s/ R. S. Letbetter
                                        -----------------------------------
                                        R. S. Letbetter
                                        Chairman, President and Chief Executive
                                         Officer